Exhibit 21

Exhibit (21)* to Report

on Form 10-K for Fiscal

Year Ended June 30, 2008

by Parker-Hannifin Corporation

Listed below, are the subsidiaries of the Company and their jurisdictions of organization. Except where otherwise noted, all of such subsidiaries are either directly or indirectly wholly-owned by the Company.

Name of Subsidiary	State/Country of Incorporation
UNITED STATES
Alkid Corp.	California
Winco Enterprises Inc.	California
Dynamic Seals Inc.	Delaware
Parker-Hannifin International Corp.	Delaware
Parker Intangibles LLC	Delaware
Parker Italy (PH Espana Holding) LLC	Delaware
Parker Italy Holding LLC	Delaware
PH Astron Holding LLC	Delaware
PH Spain LLC	Delaware
Vansco Holdings LLC	Delaware
265 Warwick LLC	Ohio
Parker Royalty Partnership	Ohio

INTERNATIONAL
Parker Hannifin Argentina S.A.I.C.	Argentina
Parker Hannifin (Australia) Pty. Limited	Australia
Parker Hannifin Australia Assets Pty Limited	Australia
Parker Hannifin Australia Holding, Pty Limited	Australia
Parker Hannifin G.e.s.m.b.H.	Austria
Rectus Tema GmbH	Austria
Advanced Products N.V.	Belgium
Parker Hannifin N.V./ S.A.	Belgium
Parker Hannifin (Bermuda) Ltd.	Bermuda
Adesp Brasil Idustria de Adesivos Quimicos Ltda.	Brazil
Parker Hannifin Industria e Comercio Ltda.	Brazil
2172098 Ontario Inc.	Canada
3228453 Nova Scotia Company	Canada
9183-7252 Quebec Inc.	Canada
Parker Canada Holding Co.	Canada
Parker Canada Investment Co.	Canada
Parker Canada (Limited Partner) Co.	Canada
Parker Canada Management, Inc.	Canada
Parker Hannifin Canada	Canada
Parker Hannifin Electronic Controls	Canada
Parker Ontario Holdings Inc.	Canada
Parker Ontario Limited Partnership	Canada
Ingeniera y Servicios Metalcrom Limitada	Chile
Parker Hannifin Chile Limitada	Chile
dh Purification Equipment (Shanghai) Ltd.	China

ISR Shenyang Rubber Products Co., Ltd. (1)	China
Parker Tejing Hydraulics (Tianjin) Co., Ltd. (2)	China
PH Electronic Material (Shenzhen) Co., Ltd.	China
Parker Hannifin Fluid Connectors (Qingdao) Co., Ltd.	China
Shanghai PH Fluid Connectors Limited Company	China
Parker Hannifin Fluid Power Systems (Shanghai) Co., Ltd.	China
Parker Hannifin Management (Shanghai) Co., Ltd.	China
Parker Hannifin Motion & Control Shanghai Co. Ltd.	China
Rayco (Wuxi) Precision Mold Systems Co., Ltd.	China
Rayco (Wuxi) Technologies Co., Ltd.	China
Shanghai Denison Hydraulics Components Limited	China
Shanghai Denison Hydraulics ENGG Ltd. (3)	China
Taiyo Parker Fluidpower (Shanghai) Co., Ltd.	China
Tecknit (Beijing) Electronic Technology, Ltd.	China
Ultraline Nanjing Automation Technology Co., Ltd.	China
Wuxi Kenmore Refrigeration Components Co., Ltd.	China
dh group, sro	Czech Republic
Parker Hannifin Industrial s.r.o.	Czech Republic
Parker Hannifin s.r.o.	Czech Republic
Rectus spol s.r.o	Czech Republic
Parker Hannifin Danmark A/S	Denmark
Rectus Tema A/S (4)	Denmark
Talkob ApS	Denmark
Parker Hannifin Oy	Finland
Vansco Electronics Oy	Finland
Parker Hannifin France Holding SAS	France
Parker Hannifin SNC	France
Parker Hannifin France Finance SAS	France
Parker Hannifin France SAS	France
Drives France Holdings SAS	France
SSD Parvex SAS	France
Zander France SAS	France
Domnick Hunter GmbH	Germany
Parker Hannifin GmbH & Co. KG	Germany
Parker Hannifin Holding GmbH	Germany
Parker Hannifin Management GmbH	Germany
Rectus GmbH	Germany
Zander Aufbereitungstechnick GmbH	Germany
Parker Hannifin (Gibraltar) Developments Ltd.	Gibraltar
Parker Hannifin (Gibraltar) Holding Ltd.	Gibraltar
Parker Hannifin (Gibraltar) Properties Ltd.	Gibraltar
Parker Hannifin Hong Kong, Ltd.	Hong Kong
Parker International Capital Management Hungary Ltd.	Hungary
Annapurna Kenmore Tube Products Private Limited. (5)	India
Parker Hannifin India Private Limited	India
Parker Markwel Industries Private Limited	India
SSD Drives India Private Limited	India
Acadia International Insurance Limited	Ireland
Parker Sales (Ireland) Limited	Ireland
Parker Hannifin S.p.A	Italy
Parker Hiross S.p.A.	Italy
Parker Italy Holding S.r.l.	Italy
Parker ITR S.r.l.	Italy

Kuroda Pneumatics, Ltd.	Japan
Parker Hannifin Japan Ltd.	Japan
Taiyo, Ltd. (6)	Japan
Taiyo Tec, Ltd.	Japan
Taiyo Techno , Ltd.	Japan
Parker Korea Ltd.	Korea
Parker Mobile Control Division Asia Co., Ltd.	Korea
Parker Hannifin Climate & Industrial Controls Ltd.	Korea
Parker Hannifin Connectors Ltd.	Korea
Parker Hannifin (Luxembourg) Sarl	Luxembourg
Parker Hannifin Bermuda Luxembourg S.C.S.	Luxembourg
Parker Hannifin Global Capital Management S.a.r.l.	Luxembourg
Parker Hannifin Luxembourg Acquisitions Sarl	Luxembourg
Parker Hannifin Luxembourg Finance Sarl	Luxembourg
PH Luxembourg Investments 1 S.a.r.l.	Luxembourg
Compressed Air Treatment Sdn. Bhd.	Malaysia
Parker Hannifin Malaysia Sdn. Bhd.	Malaysia
Parker Hannifin Malta Finance 1, Ltd	Malta
Parker Hannifin Malta Finance 2, Ltd.	Malta
Arosellos, S.A. de C.V.	Mexico
Parker Baja Servicios, S.A. de C.V.	Mexico
Parker Brownsville Servicios, S.A. de C.V.	Mexico
Parker Hannifin de Mexico, S.A. de C.V.	Mexico
Parker Hannifin Holding S. de R.L. de C.V.	Mexico
Parker Industrial S. de R.L. de C.V.	Mexico
Parker Seal de Mexico, S.A. de C.V.	Mexico
Parker Servicios de Mexico S.A. de C.V.	Mexico
Parker Sistemas de Automatization S de R.L. de C.V.	Mexico
Parker Hannifin Fluid Systems Namibia (Pty) Ltd.	Namibia
Dominick Hunter Benelux B.V.	Netherlands
KV Automation B.V.	Netherlands
KV Holding B.V.	Netherlands
KV Pneumatic B.V.	Netherlands
KV Systems B.V.	Netherlands
Parker Filtration & Separation B.V.	Netherlands
Parker Filtration B.V.	Netherlands
Parker Hannifin B.V.	Netherlands
Parker Hannifin Netherlands Holdings 2 B.V.	Netherlands
Parker Hannifin Netherlands Holdings B.V.	Netherlands
Parker Hose B.V.	Netherlands
Parker Pneumatic B.V.	Netherlands
Parker Polyflex B.V.	Netherlands
Parker Hannifin Finance B.V.	Netherlands
Parker Hannifin (N.Z.) Limited	New Zealand
Parker Hannifin A/S	Norway
Parker Hannifin Norway Finance AS	Norway
Parker Hannifin Norway Holding AS	Norway
Scan Maritime AS	Norway
ScanRope Eindom Nord AS	Norway
Scan Subsea ASA	Norway
ScanRope Holding AS	Norway
ScanRope Subsea AS	Norway
Parker Hannifin Sp z.o.o.	Poland

DH Group Polska Sp z.o.o.	Poland
Parker Hannifin Portugal Ltda.	Portugal
Parker Hannifin LLC	Russia
ScanRope Ltd.	Scotland
Domnick Hunter Group Pte Ltd	Singapore
Parker Hannifin Singapore Private Limited	Singapore
Rayco International Pte. Ltd.	Singapore
Rayco Laboratories Pte. Ltd.	Singapore
Rayco Technologies Pte. Ltd.	Singapore
Parker-Hannifin (Africa) Pty. Ltd.	South Africa
Parker Hannifin Espana S.A.	Spain
Parker Hannifin Cartera Industrial S.L.	Spain
PH Acquisitions SL	Spain
Parker Hannifin Industries and Assets Holding S.L.	Spain
Tecknit Europe Espana, S.L.	Spain
Parker Hannifin AB	Sweden
Tema Ingenjörsfirman AB	Sweden
Vansco Electronics AB	Sweden
Parker Hannifin Cartera Industrial, S.L. Torrejon de Ardoz (Espagne) succursale de Carouge	Switzerland
Parker Hannifin Europe Sarl	Switzerland
Parker Lucifer S.A.	Switzerland
Tema Marketing AG	Switzerland
Parker Hannifin Taiwan Ltd.	Taiwan
KV Automation (Thailand) Co., Ltd. (7)	Thailand
Parker Hannifin (Thailand) Co., Ltd.	Thailand
Parker Hareket ve Kontrol Sistemleri Tic. A.S.	Turkey
Parker Iklim Kontrol Sistemleri Sanayi ve Ticaret AŞ	Turkey
AFL Limited	United Kingdom
Alenco (Holdings) Limited	United Kingdom
Denison Financial Holding Limited	United Kingdom
Denison International Ltd.	United Kingdom
domnick hunter Fabrication Limited	United Kingdom
domnick hunter Finance Limited	United Kingdom
domnick hunter group ltd.	United Kingdom
domnick hunter Investments Limited	United Kingdom
domnick hunter limited	United Kingdom
domnick hunter Nihon Limited	United Kingdom
domnick hunter Overseas Limited	United Kingdom
domnick hunter Technologies Ltd.	United Kingdom
domnick hunter Trustees Limited	United Kingdom
Kay Pneumatics Limited	United Kingdom
Kenmore UK Ltd	United Kingdom
KV Ltd.	United Kingdom
KV Process Controls Ltd.	United Kingdom
Nitrox Limited	United Kingdom
Parker Hannifin (2004) Limited	United Kingdom
Parker Hannifin (Holdings) Limited	United Kingdom
Parker Hannifin RAC Limited	United Kingdom
Parker Hannifin (UK) Ltd.	United Kingdom
Parker Hannifin 2007 LLP	United Kingdom
Parker Hannifin GB Limited	United Kingdom
Parker Hannifin Limited	United Kingdom
PH Trading Limited	United Kingdom

PTI Technologies (UK) Limited	United Kingdom
Rectus-Tema (UK) Ltd.	United Kingdom
SSD Drives Holdings 2 Ltd.	United Kingdom
SSD Drives Holdings 3 Ltd.	United Kingdom
SSD Drives Holdings 4 Ltd.	United Kingdom
SSD Drives Holdings 5 Ltd.	United Kingdom
SSD Drives Holdings Ltd.	United Kingdom
SSD Drives Limited	United Kingdom
Sterling Hydraulics Limited	United Kingdom
Tanlea Engineering Limited	United Kingdom
Tecknit Europe Limited	United Kingdom
Ultra Hydraulics Ltd.	United Kingdom
Ultraline Ltd.	United Kingdom
Vansco Electronics (UK) Limited	United Kingdom
Zander (UK) Limited	United Kingdom
KV UAE	United Arab Emirates
Parker Middle East FZE	United Arab Emirates
Parker Hannifin de Venezuela, S.A.	Venezuela

(1)	The Company owns 51% of such subsidiary’s equity capital.
(2)	The Company owns 90% of such subsidiary’s equity capital.
(3)	The Company owns 85% of such subsidiary’s equity capital.
(4)	The Company owns 74% of such subsidiary’s equity capital.
(5)	The Company owns 51% of such subsidiary’s equity capital.
(6)	The Company owns 57% of such subsidiary’s equity capital.
(7)	The Company owns 77% of such subsidiary’s equity capital.

All of the foregoing subsidiaries are included in the Company’s consolidated financial statements. In addition to the foregoing, the Company owns thirty-two inactive or name holding companies.

*	Numbered in accordance with Item 601 of Regulation S-K.